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EXHIBIT 23.1




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm), with respect to the financial statements and schedule of Crown Media, Inc. and its subsidiaries, included in or made part of this Amendment No. 5 to Registration Statement.


                                                      /s/  ARTHUR ANDERSEN LLP


Denver, Colorado
May 1, 2000